                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant Rule 14a-11(c) or Rule 240.14a-12

                          SEEQ Technology Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)1), or 14a-6(j)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)3.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          SEEQ TECHNOLOGY INCORPORATED
                             47200 BAYSIDE PARKWAY
                           FREMONT, CALIFORNIA 94538
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 25, 1999

TO OUR STOCKHOLDERS:

     You are invited to attend the Annual Meeting of Stockholders of SEEQ TECHNOLOGY INCORPORATED, a Delaware corporation (the "Company"), to be held on Thursday, February 25, 1999 at 3:00 p.m., local time, at the offices of the Company at 47200 Bayside Parkway, Fremont, California 94538, for the following purposes:

     1. To elect directors to serve for the ensuing year;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending September 26, 1999;

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

     Only stockholders of record at the close of business on January 15, 1999, are entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

                                          By order of the Board of Directors

                                          /s/ Gary R. Fish

                                          Gary R. Fish
                                          Secretary
Fremont, California
January 26, 1999

                          SEEQ TECHNOLOGY INCORPORATED
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                   FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                          SEEQ TECHNOLOGY INCORPORATED
                          TO BE HELD FEBRUARY 25, 1999

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SEEQ Technology Incorporated, a Delaware corporation (the "Company" or "SEEQ"), of proxies to be voted at the Annual Meeting of Stockholders to be held on February 25, 1999, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record on January 15, 1999 will be entitled to vote at the Annual Meeting. The Annual Meeting will be held at 3:00 p.m. at the principal executive offices of the Company located at 47200 Bayside Parkway, Fremont, California 94538.

     It is anticipated that this Proxy Statement and the enclosed proxy card will be first mailed to stockholders on or about January 26, 1999.

VOTING RIGHTS

     The close of business on January 15, 1999 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of January 15, 1999, there were 32,247,752 shares of the Company's common stock ("Common Stock") outstanding. Holders of Common Stock are entitled to one vote for each share of Common Stock so held. A majority of shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.

     If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. The enclosed proxy card is solicited by the Company's Board of Directors (the "Board of Directors" or the "Board") and, when the proxy card is returned properly completed, it will be voted as directed by the stockholder on the proxy card. Stockholders are urged to specify their choices on the proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted FOR Proposal Nos. 1, 2 and 3 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.

     An affirmative vote of a majority of the shares present and voting at the meeting is required for approval of all items being submitted to the stockholders for their consideration. Abstentions and broker non-votes are included in determining the number of shares present and voting at the Annual Meeting and each is tabulated separately.

VOTES REQUIRED

     PROPOSAL 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The three (3) nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes are not counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

     PROPOSAL 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending September 26, 1999 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be treated as having been voted on the proposal.

     The Annual Report of the Company for the fiscal year ended September 27, 1998 will be mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.

REVOCABILITY OF PROXIES

     Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or may be revoked by attending the Annual Meeting and voting in person.

SOLICITATION OF PROXIES

     The Company will bear the cost of solicitation of proxies. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not intend to solicit proxies other than by mail.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

     The bylaws of the Company provide that the authorized number of directors of the Company shall be set by resolution of the Board of Directors. As of the date of this Proxy Statement, the number of directors presently authorized by the Board of Directors is four directors. One of the present directors of the Company, Charles C. Harwood, will not be standing for re-election at the Annual Meeting and his term will expire upon the date of the Annual Meeting. The Board of Directors has adopted a resolution, effective upon the date of the Annual Meeting, that reduces the authorized number of directors of the Company to three. Each director to be elected at the Annual Meeting will hold office until the next annual meeting of stockholders and until a successor for such director is elected and has been qualified, or until the death, resignation, or removal of such director. There are three (3) nominees, each of whom is currently a director of the Company. Each of the Company's current directors was elected to the Board by the stockholders at the last annual meeting. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them for the nominees listed below. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees named below. The three (3) candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. Abstentions and broker non-votes will not be counted towards a nominee's total. The proxies solicited by this Proxy Statement may not be voted for more than three nominees.

NOMINEES

     Set forth below is information regarding the nominees to the Board of
Directors:

                            NAME                              AGE
                            ----                              ---
Alan V. Gregory.............................................  65
Phillip J. Salsbury.........................................  56
Charles H. Giancarlo........................................  41

     Alan V. Gregory has served as a member of the Board of Directors of the Company since August 1992 and as the Company's Chairman of the Board since October 1993. Since 1983, Mr. Gregory has been President, Chief Executive Officer and Chairman of the Board of Directors of XECOM, Inc., a modem manufacturer. From 1978 to 1983, Mr. Gregory was a private investor. From 1975 to 1978, he served as Vice President and General Manager of the MOS Divisions of Fairchild Semiconductor Incorporated, a semiconductor manufacturer. From 1969 to 1975, Mr. Gregory was employed by Signetics Corporation, a semiconductor manufacturer, and served as Corporate Vice President and General Manager of the Analog Division from 1973 to 1975. Mr. Gregory was also a co-founder of Omni Technology Incorporated, an electronics test services company, and served as one of its directors from 1980 to 1986. Mr. Gregory holds a B.S. in electrical engineering from Northeastern University and is currently a Director of the National Council for Northeastern University.

     Phillip J. Salsbury, Ph.D., a founder of the Company, has served as the Company's President and Chief Executive Officer since October 1993. Dr. Salsbury has been a member of the Board of Directors since the founding of the Company in 1981 and, from 1981 to September 1993, served as the Company's Vice President, Chief Technical Officer and Secretary. From 1973 until 1980, Dr. Salsbury served in various engineering management positions for Intel Corporation, a semiconductor manufacturer. Dr. Salsbury is a co-inventor for nine patents in the area of MOS (metal oxide silicon) devices and circuits. Dr. Salsbury holds a B.S. in electrical engineering from the University of Michigan and a M.S.E.E. and Ph.D. from Stanford University.

     Charles H. Giancarlo has served as a member of the Board of Directors of the Company since August 1997. Since September 1998, Mr. Giancarlo has been Vice President of Global Alliances at Cisco Systems, Inc. ("Cisco") and was Vice President of Business Development at Cisco from September 1995 to September 1998 and Director of Business Development at Cisco from December 1994 to September 1995. Prior to joining Cisco, Mr. Giancarlo was a vice president responsible for product marketing and corporate development at Kalpana, Inc. and was a founder of and Vice President of Marketing for Adaptive Corporation. Mr. Giancarlo holds a B.S.E.E. from Brown University, M.S.E.E. from the University of California, Berkeley and an M.B.A. from Harvard University.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE ABOVE NOMINEES FOR ELECTION AS DIRECTORS.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held seven (7) meetings during fiscal 1998. Each director attended more than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board of Directors held during the fiscal year, and (ii) the total number of meetings held by all committees of the Board on which such director served.

     The Audit Committee of the Board of Directors recommends engagement of the Company's independent accountants, approves services performed by such accountants, and reviews and evaluates the Company's accounting system and its system of internal controls. This committee, which consists of Directors Gregory and Harwood, held one (1) meeting during fiscal 1998.

     The Compensation Committee of the Board of Directors has overall responsibility for the Company's compensation policies and determines the compensation payable to the Company's executive officers, including their participation in certain of the Company's employee benefit plans. This committee, which consists of Directors Gregory and Harwood, held one
(1) meeting during fiscal 1998.

     The Stock Option Committee of the Board of Directors has the exclusive authority to administer the Company's Restated 1982 Stock Option Plan (the "1982 Option Plan") and to make stock option grants under the 1982 Option Plan, including grants to executive officers. This committee, which consists of Directors Gregory and Harwood, held seven (7) meetings during fiscal 1998.

DIRECTOR COMPENSATION

     It is the general policy of the Company that each nonemployee director of the Company who is not appointed as a director pursuant to any contractual or other right or arrangement be paid $2,000 for each quarterly meeting of the Board of Directors attended and $1,000 per meeting for certain additional Board or committee meetings attended. In addition, each such director is also eligible for reimbursement according to the Company's policy for expenses incurred in connection with attendance at meetings of the Board of Directors and the committees thereof. Each of Messrs. Gregory and Giancarlo are eligible for this compensation.

     Options are granted periodically under the Company's 1989 Non-Employee Director Stock Option Plan (the "Director Option Plan") to each individual who is not an employee of the Company and has not been appointed or elected as a director pursuant to any contractual or other right or arrangement. Under the Director Option Plan, Mr. Gregory received a 10,000 share option grant in March 1995 with an exercise price of $2.438 per share, a 40,000 share grant in March 1996, with an exercise price of $3.688 per share, a 10,000 share grant in March 1997 with an exercise price of $2.125 per share and a 10,000 share grant in March 1998, with an exercise price of $2.3438 per share; and Mr. Harwood received two 10,000 share option grants in March 1996, each with an exercise price of $3.688 per share and a 10,000 share grant in March 1998, with an exercise price of $2.3438 per share. Mr. Giancarlo received an option to purchase 20,000 shares on August 18, 1997 at an exercise price of $2.3125 per share.

     No other compensation is paid to directors of the Company in respect of their services as directors.

MANAGEMENT

     Set forth below is information regarding the executive officers of the Company who are not directors:

              NAME                AGE                        POSITION
              ----                ---                        --------
Gary R. Fish....................  48     Vice President, Finance and Administration, Chief
                                         Financial Officer and Secretary
Robert C. Frostholm.............  50     Vice President, Sales and Marketing
Christopher E. Mann.............  38     Vice President, Design Engineering
James D. Middleton..............  43     Vice President, Manufacturing Operations

     Gary R. Fish has served as Vice President, Finance and Administration, Chief Financial Officer and Secretary for the Company since May 1997. From April 1995 to May 1997, Mr. Fish served as Corporate Controller. Prior to becoming Corporate Controller, Mr. Fish held senior management positions since joining the Company in 1983. Prior to joining the Company, Mr. Fish held management positions at Applied Materials, Inc. and Saxon Industries Incorporated. Mr. Fish holds a B.S. in Business Administration from the Haas School of Business at the University of California, Berkeley.

     Robert C. Frostholm has served as Vice President, Sales and Marketing for the Company since April 1997. Prior to joining the Company, Mr. Frostholm was Director of Product Sales for Philips Semiconductors, a division of Philips Electronics N.V., a semiconductor manufacturer. Mr. Frostholm has also held senior marketing and sales positions at Siliconix incorporated, Allegro Micro-Systems, Seagate Technology, Inc. and National Semiconductor Corporation. Mr. Frostholm holds a B.S. in Electrical Engineering from San Francisco State University.

     Christopher E. Mann has served as Vice President, Design Engineering since May 1998. Mr. Mann previously was a development director for Philips Semiconductors, a division of Philips Electronics N.V. ("Philips"). Before joining Philips, Mr. Mann held positions at Motorola, Inc., Siliconix incorporated, and Seagate Technology, Inc. Mr. Mann holds a B.S. in Electrical Engineering from Iowa State University and a M.S. degree in Engineering-Economic Systems from Stanford University.

     James D. Middleton has served as Vice President, Manufacturing Operations since March 1998. From December 1996 to March 1998, Mr. Middleton served as Manufacturing Operations Director of the Company. From August 1992 until December 1996, Mr. Middleton was a product and test engineering manager at TelCom Semiconductor, Inc. From March 1986 to August 1992, Mr. Middleton was a product and test engineering manager at the Company. Mr. Middleton holds a B.S. degree in Chemical Engineering from Oklahoma State University.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of December 31, 1998 (based upon shares outstanding) certain information with respect to shares beneficially owned by
(i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors, and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty
(60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                               AMOUNT AND NATURE OF
                                                              BENEFICIAL OWNERSHIP(1)
                                                              -----------------------
                                                              NUMBER OF    PERCENT OF
                  NAME OF BENEFICIAL OWNER                     SHARES        CLASS
                  ------------------------                    ---------    ----------
Travelers Group, Inc........................................  3,605,000      11.2%
  388 Greenwich Street
  Legal Dept 20th Floor
  New York, NY 10013
Atmel Corporation...........................................  2,114,711       6.6%
  2325 Orchard Parkway
  San Jose, CA 95131
Phillip J. Salsbury.........................................    428,811(2)    1.3%
Alan V. Gregory.............................................    248,650(3)      *
Charles C. Harwood..........................................    156,000(4)      *
Charles H. Giancarlo........................................     20,000(5)      *
Gary R. Fish................................................     12,620(6)      *
Robert C. Frostholm.........................................     16,000         *
James D. Middleton..........................................      3,375         *
All current directors and executive officers as a group (8
  persons)..................................................    885,556(7)    2.7%

---------------
 *  Less than one percent.

(1) Unless otherwise indicated, each of the beneficial owners named in the table has sole voting and investment power with respect to all shares shown as owned by them, subject to applicable community property laws.

(2) Excludes 1,333 shares of Common Stock owned by trusts for the benefit of Dr. Salsbury's children, as to which Dr. Salsbury disclaims beneficial ownership. Includes 335,208 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days after December 31, 1998.

(3) Includes 110,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days after December 31, 1998.

(4) Includes 60,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days after December 31, 1998.

(5) Includes 20,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days after December 31, 1998.

(6) Includes 10,620 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days after December 31, 1998.

(7) Includes 535,828 share of Common Stock issuable upon exercise of options that are exercisable within 60 days after December 31, 1998.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES ACT OF 1934

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely upon review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 27, 1998, all
Section 16(a) filing requirements were complied with that are applicable to the Company's officers, directors and greater than ten percent stockholders.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation earned by the Company's Chief Executive Officer and each of the three other most highly compensated executive officers of the Company earning at least $100,000 in salary and bonus (determined as of the end of the last fiscal year) for services rendered in all capacities to the Company and its subsidiaries for the 1998, 1997 and 1996 fiscal years. Such individuals will be hereinafter referred to as the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                      ANNUAL COMPENSATION           COMPENSATION
                                                --------------------------------       AWARDS
                                                                    OTHER ANNUAL     SECURITIES     ALL OTHER
              NAME AND                 FISCAL   SALARY    BONUS     COMPENSATION     UNDERLYING    COMPENSATION
         PRINCIPAL POSITION             YEAR    ($)(1)    ($)(1)       ($)(2)        OPTIONS(4)       ($)(5)
         ------------------            ------   -------   ------    ------------    ------------   ------------
Phillip J. Salsbury..................   1998    230,100        0            0         788,821            800
  President and Chief Executive
  Officer                               1997    227,250   35,000            0         100,000         48,270
                                        1996    209,350        0            0         250,000         60,000
Robert C. Frostholm..................   1998    144,616   30,093(3)    11,100         200,000            800
  Vice President, Sales and Marketing   1997     58,154   26,000(3)     4,985         200,000            600
                                        1996          0        0            0               0              0
James D. Middleton...................   1998    133,750        0            0         245,000            800
  Vice President,                       1997     99,831   10,000            0          85,000            600
  Manufacturing Operations              1996          0        0            0               0              0
Gary R. Fish.........................   1998    115,077        0            0         130,000            800
  Vice President, Finance and           1997     99,722    8,000            0         130,000            600
  Administration, Chief Financial
  Officer                               1996     92,047   10,000            0               0              0

---------------
(1) Includes amounts deferred under the Company's Retirement Income (401(k))
    Plan.

(2) Represents the automobile allowance paid to Mr. Frostholm.

(3) Represents commissions paid to Mr. Frostholm.

(4) Each of the options reported as granted in fiscal year 1998 was originally granted in an earlier year, then canceled and regranted on September 15, 1998, except for an option to purchase 80,000 shares granted to Mr. Middleton. See "Stock Option Repricing."

(5) All amounts shown in the column "All Other Compensation" represent: (i) $800 and $600 of matching contribution to the 401(k) Plan in fiscal years 1998 and 1997, respectively, (ii) the amount of forgiven indebtedness which the Named Executive Officer owed to the Company under the promissory notes such Named Executive Officer delivered in payment of the option exercise price of certain stock options granted under the 1982 Option Plan, and (iii) the amount reimbursed to the Named Executive Officer for the income tax liability incurred as a result of the forgiveness of such promissory notes. During fiscal year 1996, the amounts forgiven and reimbursed were as follows: Dr. Salsbury: $60,000 reimbursed. During fiscal year 1997, the amounts forgiven and reimbursed were as follows: Dr. Salsbury; $47,670 reimbursed.

SUPPLEMENTAL CASH BONUS PLAN

     The Supplemental Cash Bonus Plan was implemented as a special program to provide certain officers with an opportunity to earn additional compensation to be applied to the satisfaction of their outstanding indebtedness to the Company arising from the exercise of the stock options granted to them under the Company's 1982 Option Plan. At the time those options were exercised, the rules of the Securities and Exchange Commission applicable to short-swing trading transactions in the Company's Common Stock required the officer to hold the purchased shares for at least six months before those shares could be sold without short-swing liability. In order to avoid liquidity problems for the officers, the Company permitted the option exercise price to be paid through a promissory note. The purchased shares were then held by the

Company as security for the notes and were to be released as the shares were sold and the proceeds applied to the payment of the notes. During fiscal 1987 and 1988, the Company accepted promissory notes from the following Named Executive Officers in payment of the option exercise price for the number of shares specified for each such individual: Dr. Salsbury: 110,208 shares at an average exercise price of $4.18 per share or an aggregate indebtedness of $460,539.

     Under the Supplemental Cash Bonus Plan, each officer of the Company with an outstanding promissory note under the 1982 Option Plan was to receive an annual cash payment equal to the interest due and payable on his promissory note plus an amount to reimburse him for the additional income tax incurred as a result of the payment. No executive officer to whom payments have been made under the Supplemental Cash Bonus Plan has received any amounts thereunder in excess of that necessary to satisfy the interest payment due on his promissory note and the taxes payable on the bonus. The promissory notes were fully repaid in March 1995.

STOCK OPTIONS

     The following table sets forth information concerning the stock options granted under the 1982 Option Plan during the 1998 fiscal year to the Named Executive Officers. The table also sets forth hypothetical gains or potential "option spreads" for those options at the end of their respective ten-year terms. These potential realizable values are based on the assumption that the market price of Common Stock will appreciate at the rate of five percent (5%) and ten percent (10%), compounded annually, from the date the option was granted to the last day of the full option term. The actual value realized upon the exercise of these options, if any, will be dependent upon the future performance of the Common Stock and overall market conditions. During the 1998 fiscal year, no stock appreciation rights were granted to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                         --------------------------------------------------------    POTENTIAL REALIZABLE VALUE
                            NUMBER OF       % OF TOTAL                                AT ASSUMED ANNUAL RATES
                           SECURITIES        OPTIONS                                       OF STOCK PRICE
                           UNDERLYING       GRANTED TO                                    APPRECIATION FOR
                             OPTIONS        EMPLOYEES     EXERCISE                         OPTION TERM(2)
                             GRANTED        IN FISCAL     PRICE PER    EXPIRATION    --------------------------
         NAME            (NO. OF SHARES)     YEAR(1)      SHARE($)        DATE         5%($)          10%($)
         ----            ---------------    ----------    ---------    ----------    ----------    ------------
Philip J. Salsbury.....      788,821(3)       19.19%       1.0625       9/15/08       527,091       1,335,751
James D. Middleton.....       80,000           1.95%       1.9463       3/10/08       117,920         298,833
James D. Middleton.....      165,000(3)        4.01%       1.0625       9/15/08       110,253         279,403
Gary R. Fish...........      130,000(3)        3.16%       1.0625       9/15/08        86,866         220,136
Robert C. Frostholm....      200,000(3)        4.87%       1.0625       9/15/08       133,640         338,670

---------------
(1) The Company granted options to purchase a total of 4,110,000 shares of Common Stock to employees during the year ended September 27, 1998, of which 3,527,000 shares were repriced on September 15, 1998. See "Stock Option Repricing."

(2) The five percent (5%) and ten percent (10%) assumed annual rates of compound stock price appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or a projection by the Company of future stock prices.

(3) Represents options that were repriced on September 15, 1998, not new grants. See "Stock Option Repricing."

STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information concerning the number of shares subject to exercisable and unexercisable stock options held by the Named Executive Officers as of September 27, 1998. No named Executive Officer exercised options during the fiscal year ended September 27, 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                 VALUE OF UNEXERCISED
                                                 NUMBER OF SECURITIES          IN-THE-MONEY OPTIONS AT
                                                UNDERLYING UNEXERCISED         FISCAL YEAR END (MARKET
                                              OPTIONS AT FISCAL YEAR END         PRICE OF SHARES LESS
                                                   (NO. OF SHARES)              EXERCISE PRICE)($)(1)
                                             ----------------------------    ----------------------------
                   NAME                      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                   ----                      -----------    -------------    -----------    -------------
Philip J. Salsbury.........................    335,208         788,821            0               0
Gary R. Fish...............................     10,620         130,000            0               0
Robert C. Frostholm........................          0         200,000            0               0
James D. Middleton.........................          0         165,000            0               0

---------------
(1) "In-the-money" options are options whose exercise price was less than the market price of Common Stock at September 27, 1998. Assuming a fair market value of $0.9375 per share, which was the closing price of a share of Common Stock reported on the Nasdaq National Market for the trading day preceding September 27, 1998.

STOCK OPTION REPRICING

STOCK OPTION COMMITTEE REPORT ON REPRICING OF STOCK OPTIONS

     On September 15, 1998, the Stock Option Committee of the Board of Directors approved a plan pursuant to which certain officers and employees were allowed to exchange options with exercise prices in excess of the then current fair market value for new options having exercise prices equal to $1.0625, the then current fair market value of the Common Stock. Certain employees and each of the executive officers exchanged their options. Recipients of the repriced options were required to satisfy a 12-month vesting cliff or suspension period before any portion of the repriced option became exercisable. Thereafter the repriced options vest over a 60 month period, with credit for vesting earned prior to the repricing and during the 12-month suspension period. Any employee whose employment terminates prior to the date that was 12 months from September 15, 1998 will lose his or her option.

     Stock options are intended to provide incentives to the Company's officers and employees. The Stock Option Committee believes that such equity incentives are a significant factor in the Company's ability to attract, retain and motivate key employees who are critical to the Company's long-term success. The Stock Option Committee further believes that, at their original exercise prices, the disparity between the exercise price of these options and the then market prices for the Common Stock did not provide meaningful incentives to the employees holding the options. A review of other companies in the semiconductor industry indicates that some of these companies have been confronted with this problem and have made similar adjustments in option prices to motivate their employees.

     The Stock Option Committee approved the repricing of options as a means of ensuring that optionees will continue to have meaningful equity incentives to work toward the Company's success. The adjustment was deemed by the Stock Option Committee to be in the best interests of the Company and its stockholders.

     Submitted by the Stock Option Committee of the Board of Directors:

        Alan V. Gregory, Member, Stock Option Committee
        Charles C. Harwood, Member, Stock Option Committee

                               TEN-YEAR OPTION REPRICINGS

                                                                                                    LENGTH OF
                                      NUMBER OF                                                      ORIGINAL
                                      SECURITIES    MARKET PRICE                                   OPTION TERM
                                      UNDERLYING    OF STOCK AT    EXERCISE PRICE                  REMAINING AT
                                     OPTIONS/SARS     TIME OF        AT TIME OF     NEW EXERCISE     DATE OF
           NAME              DATE    REPRICED(#)    REPRICING($)    REPRICING($)      PRICE($)      REPRICING
           ----             -------  ------------   ------------   --------------   ------------   ------------
Phillip J. Salsbury.......  9/15/98    363,821         1.0625          1.3750          1.0625        24 months
                            9/15/98    100,000         1.0625          1.4375          1.0625       104 months
                            9/15/98     75,000         1.0625          1.5630          1.0625        55 months
                            9/15/98    125,000         1.0625          2.7500          1.0625        90 months
                            9/15/98    125,000         1.0625          3.4380          1.0625        95 months
Robert C. Frostholm.......  9/15/98    200,000         1.0625          1.4375          1.0625       104 months
Christopher Mann..........  9/15/98    250,000         1.0625          2.1250          1.0625       117 months
James D. Middleton........  9/15/98     25,000         1.0625          1.4375          1.0625       104 months
                            9/15/98     80,000         1.0625          2.3438          1.0625       114 months
                            9/15/98     60,000         1.0625          2.3750          1.0625       101 months
Gary R. Fish..............  9/15/98    100,000         1.0625          1.4375          1.0625       104 months
                            9/15/98     30,000         1.0625          2.4063          1.0625       102 months

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committees of the Board of Directors (the "Committees") administer the Company's compensation policies and programs. The Compensation Committee makes and reviews recommendations regarding the Company's compensation policies and executive compensation, including setting the base salaries of the Company's executive officers, approving individual bonuses and bonus programs for executive officers, and administering certain of the Company's stock option and other employee benefit plans. The Stock Option Committee is solely responsible for administering the Company's 1982 Stock Option Plan, under which grants may be made to executive officers and other key employees. The following is a summary of policies of the Committees that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this proxy statement.

     GENERAL COMPENSATION POLICY. The overall policy of the Committees is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. One of the primary objectives is to have a substantial portion of each executive officer's compensation contingent upon the Company's performance as well as upon such executive officer's own level of performance. Each executive officer's compensation package is generally comprised of three elements: (i) base salary, which reflects an individual's position and responsibilities, as well as past performance, and is generally designed primarily to be competitive with the salary levels of the Company's competitors in the semiconductor industry, (ii) annual variable performance awards payable in cash and tied to the achievement of annual performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. Generally, as an executive officer's level of responsibility increases, a greater portion of such executive officer's total compensation will be dependent upon Company performance and stock price appreciation rather than base salary.

     FACTORS. Several important factors considered in establishing the components of each executive officer's compensation package for the 1998 fiscal year are summarized below. Additional factors were taken into account to a lesser degree. The Committees may in their discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years. However, it is currently contemplated that all compensation decisions will be designed to further the overall compensation policy described above.

     BASE SALARY. The base salary for each officer is primarily set on the basis of personal performance and internal comparability considerations, and, to a lesser extent, on the financial performance of the Company.

     ANNUAL INCENTIVE COMPENSATION. For the 1998 fiscal year, the Company had no formal bonus program and no bonuses were paid.

     LONG-TERM STOCK-BASED INCENTIVE COMPENSATION. Generally, the Stock Option Committee approves annual grants of stock options to each of the Company's executive officers under the 1982 Option Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term and the officer continues in the Company's employ. The size of the option grant to each executive officer is designed to create a meaningful opportunity for stock ownership based upon the executive officer's current position with the Company, internal comparability with option grants made to other Company executives, the executive officer's current level of performance and the executive officer's potential for future responsibility and promotion over the option term. The Stock Option Committee also takes into account the number of vested and unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Stock Option Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. In fiscal year 1998, no option grants were made to the executive officers, except a grant to Mr. Middleton in connection with his promotion to Vice-President, Manufacturing Operations. Each of the officers participated in an option exchange program. See "Stock Option Repricing" above.

     CEO COMPENSATION. In setting the compensation payable to Dr. Salsbury, the Company's Chief Executive Officer during fiscal 1998, the Compensation Committee sought to make his overall compensation competitive with the Company's competitors in the semiconductor industry, while at the same time tying a significant percentage of such compensation to Company performance and stock price appreciation. The Compensation Committee established Dr. Salsbury's base salary for fiscal 1998 with the intent to provide him with a minimum level of compensation not tied to any significant degree to Company performance factors. No option grants were made to Dr. Salsbury in 1998, except that each of the officers participated in an option exchange program. See "Stock Option Repricing" above.

     Submitted by the Compensation Committee and Stock Option Committee of the Board of Directors:

          Alan V. Gregory, Member, Compensation and Stock Option Committees Charles C. Harwood, Member, Compensation and Stock Option Committees

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee or Stock Option Committee.

TERMINATION OF EMPLOYMENT ARRANGEMENTS

     In July 1987, the Company's Board of Directors adopted a special Severance Pay Program for the benefit of its executive officers. Under the program, a participant who voluntarily terminates such participant's employment within 12 months following a change in control of the Company will remain as a consultant to the Company for a maximum of six months following such termination of employment. For each month during the period the participant is available to provide consulting services, the Company will pay the participant 1/12th of such participant's then current annual compensation (i.e., annualized base salary for the year plus the amount of any commissions, cash bonuses and deferred compensation for the prior year). A participant whose employment is involuntarily terminated within 18 months of a change in control will receive a lump sum severance payment equal to l.5 times such participant's then current annual compensation. Under the program, full vesting of all outstanding stock options may also occur upon certain changes in control, and the participants will have the right, in the event of a hostile change in control, to surrender their options for a cash distribution equal to the difference between the aggregate fair market value of the shares purchasable under their options and the aggregate exercise price payable for such shares ("limited stock appreciation rights"). Under no circumstances may the aggregate value of the payments and benefits under the program exceed three times the participant's average W-2 wages for the five calendar years immediately preceding the calendar year in which the change in control occurs. For purposes of the program, a change in control will occur in the event of (i) a stockholder-approved merger or acquisition of the Company in which 50% or more of the Company's outstanding voting stock is transferred to different holders,
(ii) the acquisition of 25% or more of the Company's outstanding voting stock pursuant to a tender or exchange offer which the Company's Board of Directors does not recommend the stockholders of the Company accept, or (iii) a change in the composition of the Board of Directors which results in members of the Board who were elected at the last uncontested election of Board members ceasing to comprise a majority of the Board by reason of a contested election. Each of the Named Executive Officers is a participant in the Severance Pay Program.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company with that of the S&P 500 Stock Index, a broad market index published by the Standard & Poor's Corporation, and the H&Q Semiconductor Index, a semiconductor company stock index published by Hambrecht & Quist Incorporated. The comparison for each of the periods assumes that $100 was invested on September 30, 1993 in Common Stock, the stocks included in the S&P 500 Stock Index and the stocks included in the H&Q Semiconductor Index. These indices, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG
            SEEQ TECHNOLOGY INCORPORATED, THE S&P 500 INDEX, AND THE
                     HAMBRECHT & QUIST SEMICONDUCTOR INDEX

                                                     SEEQ TECHNOLOGY                                        HAMBRECHT & QUIST
                                                      INCORPORATED                   S&P 500                  SEMICONDUCTOR
                                                     ---------------                 -------                -----------------
'9/93'                                                     100                         100                         100
'9/94'                                                      77                         104                         103
'9/95'                                                     327                         135                         208
'9/96'                                                     282                         162                         156
'9/97'                                                     230                         227                         311
'9/98'                                                      64                         248                         178

---------------
* $100 INVESTED ON 09/30/93 IN STOCK OR INDEX --
  INCLUDING REINVESTMENT OF DIVIDENDS
  FOR FISCAL YEARS ENDING SEPTEMBER 30

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation and Stock Option Committee Report on Executive Compensation and the preceding Company Stock Performance Graph shall not be incorporated by reference into any such filings; nor shall such Report or Graph be incorporated by reference into any future filings.

                                PROPOSAL NO. 2:

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Company is asking the stockholders to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending September 26, 1999. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

     PricewaterhouseCoopers LLP has audited the Company's financial statements annually since its inception. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 26, 1999.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                   FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR FISCAL YEAR 1998, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO SEEQ TECHNOLOGY INCORPORATED, 47200 BAYSIDE PARKWAY, FREMONT, CALIFORNIA 94538, ATTN:
INVESTOR RELATIONS.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Company's 2000 annual meeting of stockholders must be received at the Company's principal executive offices not later than October 8, 1999 in order to be included in the Company's proxy statement and form of proxy relating to the 2000 annual meeting. Pursuant to new amendments to Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, if a stockholder who intends to present a proposal at the 2000 annual meeting of stockholders does not notify the Company of such proposal on or prior to December 12, 1999, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 2000 proxy statement. The Company currently believes that the 2000 annual meeting of stockholders will be held during the last week of February 2000.

                                          By order of the Board of Directors

                                          /s/ Gary R. Fish

                                          GARY R. FISH
                                          Secretary

January 26, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          SEEQ TECHNOLOGY INCORPORATED


     PHILLIP J. SALSBURY and GARY R. FISH, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of capital stock of SEEQ Technology Incorporated (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Shareholders on February 25, 1999, and at any adjournments or postponements thereof as follows:

      1. The election of all nominees listed below for the Board of Directors, as described in the Proxy Statement:


           Alan V. Gregory, Charles H. Giancarlo and Phillip J. Salsbury


                     FOR [ ]         AUTHORIZATION WITHHELD  [ ]

           (INSTRUCTION: To withhold authority to vote for any individual nominee, write such name or names in the space provided below.)


      2.   Proposal to ratify the appointment of PricewaterhouseCoopers
           LLP as independent accountants of the Company for the fiscal year ending September 26, 1999:


              FOR  [ ]           AGAINST [ ]            ABSTAIN  [ ]

      3. Transaction of any other business which may properly come before the meeting and any adjournment or postponement thereof.

     The Board of Directors recommends a vote FOR each of the above proposals. THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE ABOVE PROPOSALS AND, AT THE DISCRETION OF THE PERSONS NAMED AS PROXIES, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. This proxy may be revoked at any time before it is voted.


     DATE:                         , 1999
           ------------------------


     -------------------------------------
     (Signature)


     -------------------------------------
     (Signature if held jointly)


     (Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian or in any other representative capacity, give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)


          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.